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                                  EXHIBIT 11


Environmental Power Corporation
Computation of Earnings Per Share
June 30, 1997

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

For the three months ended June 30, 1997:
----------------------------------------
Weighted average number of shares
 outstanding                                 11,195,182
                                           ------------

Net loss                                   $ (1,701,236)
                                           ------------

Loss per share - primary and fully
 diluted                                   $       (.15)
                                           ------------

For the six months ended June 30, 1997:
----------------------------------------
Weighted average number of shares
 outstanding                                 11,206,990
                                           ------------

Net loss                                   $ (1,389,806)
                                           ------------

Loss per share - primary and fully
 diluted                                   $       (.12)
                                           ------------

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